                                                                    Exhibit 10.2
                                                                    ------------

                    AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT


          This Amendment ("Amendment") dated as of April 1, 1996, is between BE Aerospace, Inc. a Delaware corporation (the "Company") and Amin J. Khoury ("Khoury"). The parties agree as follows:

          1.  Reference to Agreement; Definitions.  Reference is made to that
              -----------------------------------
certain Employment Agreement dated as of January 1, 1992, between the Company and Khoury (the "Employment Agreement"), as amended by that certain Amendment No. 1 To Agreement dated as of August 1, 1992 ("Amendment No. 1") (the Employment Agreement and Amendment No. 1 are hereinafter collectively referred to as the "Agreement"). Terms defined in the Agreement and not otherwise defined herein are used herein with the meanings so defined.

          2.  Amendments to Agreement.  Except as otherwise provided in Section
              -----------------------
3 below, the Agreement is amended as follows, effective upon the date first written above:

               2.1.  Amendment to Section 3.1.  Section 3.1 of the Agreement
                     -------------------------
is deleted in its entirety and replaced with the following:

                 "3.1   Capacity.  Khoury shall serve BE Aerospace, Inc. as its
                        --------
          Chairman of the Board, or in such other Board capacity as the Board of Directors of the Company may designate from time to time, but only upon agreement with Khoury."

               2.2.  Amendment to Section 4.1.  Section 4.1 of the Agreement
                     ------------------------
is deleted in its entirety and replaced with the following:

                 "3.1  Salary.  Effective as of April 1, 1996, Khoury shall
                       ------
          receive an annual salary (the "Salary") of $450,000 during each year of the Employment Period. Such rate shall be subject to adjustment from time to time by the Board of Directors; provided, however, that it shall at no time be adjusted below $450,000. Commencing on April 1, 1997, and of each year thereafter during the Employment Period, the Salary shall be increased by an amount not less than the amount determined by applying to the Salary then in effect the percentage increase in the U.S. Bureau of Labor Statistics Consumer Price Index Revised -Urban Wage Earners and Clerical Workers - National - All Items (1982-84=100) (the "Index") for the twelve month period (April through March) of the calendar year immediately preceding such April. If the Index is no longer issued, the Board of Directors and Khoury shall agree upon a substitute adjustment index issued by such agency which most reasonably reflects the criteria utilized in the most recent issue of the Index. Except as otherwise provided in this Agreement, the Salary shall be payable biweekly or in accordance with the Company's current payroll practices, and shall be pro-rated for any period of service less than a full year."

     2.3.  Amendment to Section 4.  Section 4 of the Agreement is amended by
           ----------------------
adding a new paragraph 4.6 as follows:

               "4.6  Change of Control.  If a "Change of Control" (as that term
                     -----------------
          is defined in that certain Indenture dated as of March 3, 1993, by and between the Company and United States Trust Company of New York, as trustee, in connection with the Company's 9 3/4% Senior Notes due
          2003) occurs during the Employment Period and, as a result of such Change of Control, this Agreement or Khoury's employment is terminated for any reason, or Khoury resigns his employment because any of Khoury's position, powers, duties or responsibilities under Section 3 above are changed without his agreement or any compensation or benefit payable or otherwise extended to Khoury hereunder (including without limitation Salary, incentive bonus, expenses, fringe benefits and automobile set forth in Section 4 above) is eliminated or reduced, the Company or its successor in interest shall:

               (i) give prompt notice to Khoury of any such termination, change, elimination or reduction;

               (ii) within thirty (30) days after the Termination Date, pay to Khoury ( or in the event of the Executive's subsequent death, such person as Khoury shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to his estate) a lump sum amount equal to two times Khoury's Salary in effect as of the Termination Date, which lump sum amount shall not be pro-rated and shall be paid in addition to the Salary due and payable under (iii) below;

               (iii) until the Expiration Date, continue to pay to Khoury (or in the event of the Executive's subsequent death, such person as Khoury shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to his estate) his Salary (in effect as of the date of the Change of Control), and to extend to him the incentive bonus, expenses, fringe benefits and automobile set forth in Section 4 above; and,

          The obligations of the Company pursuant to this Section 4.6 shall survive any termination of this Agreement or Khoury's employment or any resignation of such employment by Khoury pursuant to this Section
4.6."

     2.4.  Amendment to Section 4.  Section 4 of the Agreement is amended by
           ----------------------
adding a new paragraph 4.7 as follows:

               "4.7  Severance Pay.  If Khoury's employment hereunder is not
                     -------------
          extended and this Agreement is terminated as set forth in Section 1 above, or this Agreement or Khoury's employment is terminated as a result of any Change of Control under Section 4(f) above, the Company or its successor in interest shall (i) give to Khoury ninety (90) days' prior notice of such termination, and (ii) within thirty (30) days after the Termination Date, pay to Khoury (or in the event of Khoury's subsequent death, such person as Khoury shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to his estate) a lump sum amount equal to Khoury's Salary in effect as of the Termination Date, which lump sum amount shall not be pro-rated. The obligations of the Company pursuant to this Section 4.7 shall survive any termination of this Agreement of Khoury's employment as aforesaid."

     2.5.  Amendment to Section 6.3.  Section 6.3 of the Agreement is deleted in
           -------------------------
its entirety and replaced with the following:

               "6.3  Incapacity.  If in the reasonable judgment of the Board of
                     ----------
          Directors of the Company, as a result of Khoury's incapacity due to physical or mental illness or otherwise, Khoury shall for at least six
          (6) consecutive months during the term of this Agreement have been unable to perform his duties under this Agreement on a full-time basis, the Company may terminate

          Khoury's employment as provided in this Section 4(c). If the Company desires to so terminate Khoury, the Company shall:

               (i)  give prompt notice to Khoury of any such termination;

               (ii) until the Expiration Date, continue to pay to Khoury (or in the event of Khoury's subsequent death, such person as Khoury shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to his estate) his Salary (in effect as of the date of such termination) and to extend to him the incentive bonus, expenses, fringe benefits and automobile set forth in
          Section 3 above; and,

          Any dispute between the Board of Directors of the Company and Khoury with respect to Khoury's incapacity shall be settled by reference to a competent medical authority mutually agreed to by the Board of Directors and Khoury or his duly authorized representative, whose decision shall be binding on all parties. The obligations of the Company pursuant to this Section 6.3 shall survive any termination of Khoury's employment pursuant to this Section 6.3."

     2.6.  Amendment to Section 12.  Section 12 of the Agreement is deleted in
           ------------------------
its entirety and replaced with the following:

               "12.  NOTICES.  Any notice or other communication in connection
                     -------
          with this Agreement shall be deemed to be delivered if in writing, addressed as provided below and actually delivered at said address,

               If to BE Aerospace, Inc., to it at:

               BE Aerospace, Inc.
               1400 Corporate Center Way
               Wellington, Florida 33414

               If to Khoury, to him at:

               11332 Longmeadow Drive
               Wellington, Florida 33414"

     3.  Amendment to Amendment No. 1.  Effective as of August 1, 1992, Section
         ----------------------------
3 of Amendment No. 1 is deleted in its entirety and replaced with the following, thereby rendering Section 3 of Amendment No. 1 void ab initio:
                                                    ---------

          "3.  Miscellaneous.  This Amendment constitutes the entire
               -------------
     understanding of the parties with respect to the subject matter hereof and supersedes all prior and current understandings and agreements, whether written or oral. This Amendment may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company. This Amendment may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Florida and shall bind and inure to the benefit of the parties hereto and their respective successors, assigns and heirs."

     4.  Miscellaneous.  Except as amended by this Amendment, all terms and
        --------------
conditions of the Agreement shall remain in full force and effect. This Amendment constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and current understandings and agreements, whether written or oral. This amendment may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company. This amendment may be executed in any number of counterparts which together shall constitute one instrument, shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Florida and shall bind and inure to the benefit of the parties hereto and their respective successors, assigns and heirs.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands, as of the date first written above.

                                    AMIN J. KHOURY


                                     /s/ Amin J. Khoury
                                    ----------------------------------------

                                    BE AEROSPACE, INC.


                                    By:  /s/ R. J. Khoury
                                       -------------------------------------
                                         Title: Vice Chairman of the Board